UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

March 18, 2026

Date of Report

(Date of earliest event reported)

Jefferson Capital, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-42718 (Commission File Number)	33-1923926 (I.R.S. Employer Identification No.)
	600 SOUTH HIGHWAY 169, SUITE 1575, MINNEAPOLIS, Minnesota 55426 (Address of principal executive offices)	55426 (Zip Code)

Registrant’s telephone number, including area code: (320) 229-8505

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.0001 par value per share	JCAP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2026, Christopher Giles tendered his resignation as a Class II director of the Board of Directors (the “Board”) of Jefferson Capital, Inc. (the “Company”), effective immediately, to focus on his other professional commitments and as part of the Board’s evolution as a public company. Mr. Giles’ resignation is not the result of any disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

On March 18, 2026, the Board appointed Susan Atkins and James Pierce, each to serve as a member of the Board, effective March 18, 2026. Ms. Atkins will serve as a Class II director and Mr. Pierce will serve as a Class III director, each for a term expiring at the Company’s annual meeting of stockholders to be held in 2027 and 2028, respectively, and until his or her successor is duly elected and qualified or his or her earlier death, disqualification, resignation or removal.

In connection with each of their appointment to the Board, Ms. Atkins and Mr. Pierce were each granted an option to purchase 50,000 shares of the Company's common stock, with one-half of the shares subject to such option having an exercise price equal to the fair market value of the Company's common stock on the date of grant and one-half of the shares subject to such option having an exercise price equal to the sum of (i) the fair market value of the Company's common stock on the date of grant plus (ii) $14.00. The option vests in equal annual installments over a three-year period, subject to the director’s continued service on the Board.

There is no arrangement or understanding between Ms. Atkins or Mr. Pierce and any other person pursuant to which he or she was selected as a director of the Company, and there is no family relationship between either of Ms. Atkins or Mr. Pierce and any of the Company’s other directors or executive officers. Ms. Atkins and Mr. Pierce have no material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jefferson Capital, Inc.

Date: March 18, 2026	By:	/s/ Christo Realov
Christo Realov
Chief Financial Officer